SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2005

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission File Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (703) 893-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective on July 8, 2005, VCampus Corporation expanded its Select Partner Program by entering into a 5-year Master Services Agreement with CFA Institute.  CFA Institute is the leading global provider of certification credentials to financial analysts with a membership of approximately 76,000.  Under the agreement, VCampus will provide a broad range of courseware development and related services to enable CFA Institute to manage, test and communicate with its members via VCampus’ online Learning Management System for a new CFA Institute Certification in Global Investment Performance Standards (CGIPS).  These services include content conversion, hosting, data security, ecommerce capabilities and technical support.  Through subcontractors, VCampus will also coordinate the provision of advanced member management and global electronic testing services.  In exchange for these services, VCampus will be entitled to receive a variety of upfront development and subsequent milestone payments, ongoing maintenance fees, as well as a share of ongoing revenues from participant fees of up to $200 for each member taking one of the online testing courses covered by the agreement.

VCampus has the exclusive right to distribute the online courseware during the term of the agreement.  CFA expects to make the core online CGIPS course available in the first half of 2006 and the CGIPS Expert course available in the second half of 2006.

VCampus has previously filed its form of Select Partner Agreement as Exhibit 10.99 to its quarterly report on Form 10Q for the quarter ended June 30, 2004.

On July 19, 2005, VCampus issued a press release announcing its entry into a Select Partner Agreement with CFA Institute.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release dated July 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION

Date: July 19, 2005
/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer